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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 27, 2007, included in the joint proxy statement/prospectus of Wellsford Real Properties, Inc. that is made a part of Amendment No. 3 to the Registration Statement (Form S-4 No. 333-139705) and Prospectus of Wellsford Real Properties, Inc. for the registration of 6,795,266 shares of its common stock.


                                              /s/ Ernst & Young LLP
Chicago, IL
April 26, 2007